Exhibit 10.1

Subscription Agreement

This subscription agreement (this “Subscription”) is made as of the date set forth on the signature page hereto, by and between the investor identified on the signature page hereto (the “Investor”) and Lucid Diagnostics Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to sell, and the Investor desires to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), which currently trade on the Capital Market of The Nasdaq Stock Market LLC (the “Principal Market”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Subscription.

(a) Investor agrees to buy and, subject to acceptance as provided below, the Company agrees to sell and issue to Investor, such number of shares (the “Shares”) of Common Stock, free of restrictive legend and stop transfer orders, as are set forth on the signature page hereto, for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).

(b) The Shares have been registered pursuant to a Registration Statement on Form S-3, Registration No. 333-268560, which registration statement (the “Registration Statement”) was declared effective by the Securities and Exchange Commission on December 6, 2022, and is effective on the date hereof. A final prospectus supplement relating to the offering of the Shares (the “Prospectus Supplement”) will be delivered to the extent required by law.

(c) The Company may accept this Subscription at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter. Upon or prior to the acceptance of this Subscription, Investor shall tender to the Company the full Purchase Price of this Subscription (or the accepted portion thereof) by wire transfer in accordance with instructions provided in writing by the Company. In the event that the Closing is not consummated on or prior to the Closing Date, unless otherwise agreed to by Investor in writing, the Purchase Price shall be returned to the Investor, without interest or deduction. The Company has the right to reject this subscription for the Common Stock, in whole or in part for any reason and at any time prior to the Closing (as defined below) thereon, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription. In the event the Investor’s subscription is rejected, the Investor’s payment will be returned promptly to the Investor without interest or deduction and this Subscription will have no force or effect. The Shares subscribed for herein will not be deemed issued to or owned by the Investor until one copy of this Subscription has been executed by the Investor and countersigned by the Company and the Closing with respect to the Investor’s subscription has occurred.

(d) Provided the Purchase Price has been delivered to the Company and the Company has filed the Prospectus Supplement pursuant to Rule 424(b), the closing of Investor’s purchase of the Shares pursuant to this Subscription (the “Closing”) shall occur on or prior to the first business day after the date of this Subscription (the date of the Closing, the “Closing Date”); provided that the Closing Date shall occur on or prior to the second business day after the date of this Subscription if this Subscription is executed after 4:30 p.m. Eastern time. Upon the Closing, the Company shall cause the Shares to be delivered to the Investor, which delivery shall be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the Investor’s signature page attached hereto under the heading “DWAC Instructions” or otherwise provided in writing by the Investor.

2. Company Representations and Warranties. The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Company’s Certificate of Incorporation and Bylaws, each as amended and/or restated, or (B) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; and (v) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3. Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or bylaws (or other governing documents), each as amended and/or restated, or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein (the “Prospectus”), and was able to read, review, download and print such materials; (v) in making its investment decision with respect to the Shares, the Investor and its advisors, if any, have relied solely on the Prospectus; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; and (vii) except as set forth below, the Investor is not, and it has no direct or indirect affiliation or association with, a member of the Financial Industry Regulatory Authority as of the date hereof.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b) The Investor further represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except with respect to the Investor’s legal counsel and advisors subject to a duty of confidentiality substantially similar to that contained herein. Investor shall be liable for any breach by its officers, directors, managers, employees, agents, representatives, legal counsel or advisors of the confidentiality obligations contained herein as if such breach were by Investor.

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(c) The Investor should check the Office of Foreign Assets Control (“OFAC”) website (http://www.treas.gov/ofac) before making the following representations. The Investor represents that the amounts invested by it in the Company in respect of the Subscription were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website (http://www.treas.gov/ofac). In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(d) To the best of the Investor’s knowledge, none of: (1) the Investor; (2) any person controlling or controlled by the Investor; (3) if the Investor is a privately-held entity, any person having a beneficial interest in the Investor; or (4) any person for whom the Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Investor agrees to promptly notify the Company should the Investor become aware of any change in the information set forth in these representations. The Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Investor, either by prohibiting additional subscriptions from the Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Investor further acknowledges that the Company may, by written notice to the Investor, suspend the redemption rights, if any, of the Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs

(e) To the best of the Investor’s knowledge, none of: (1) the Investor; (2) any person controlling or controlled by the Investor; (3) if the Investor is a privately-held entity, any person having a beneficial interest in the Investor; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(f) The Investor acknowledges that in connection with the offering of the Shares pursuant to the Registration Statement, the Company has entered into a placement agent agreement with Canaccord Genuity LLC (the “Placement Agent”, pursuant to which it has agreed to pay the Placement Agent a commission of 7.0% of the Purchase Price of the Shares, excluding for those issued to excluded investors as agreed between the Company and the Placement Agent (for which the Placement Agent shall not be acting as placement agent), and pursuant to which it has agreed to reimburse the Placement Agent for certain of its expenses.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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4. Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales or other disposition of securities of the Company during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release, prospectus supplement and/or Form 8-K. Furthermore, the Investor covenants that no shares received from the offering will be used to cover any previously made short sales. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release, prospectus supplement and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5. Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by email delivery of a “.pdf” format data file.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d) All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile or email, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

If to the Company:

Lucid Diagnostics Inc.

360 Madison Avenue, 25th Floor

New York, NY 10017

Attn: Lishan Aklog, Chief Financial Officer

Tel: (917) 813-1828

Email: dmm@luciddx.com

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With a copy (for informational purposes only) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, NY 10174

Attn: Eric T. Schwartz, Esq., Jeffrey M. Gallant, Esq.

Tel: (212) 818-8800

Email: eschwartz@graubrd.com, jgallant@graubard.com

If to the Investor:

As set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Subscription shall be governed by and interpreted in accordance with the laws of State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and each irrevocably waives any claim that it is not personally subject to the jurisdiction of such court, or that such court is an improper or inconvenient venue for such action, suit, or proceeding. THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(f) This Subscription shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Subscription or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction, shall not be deemed a succession or assignment. The Investor may not assign its rights or obligations under this Agreement.

[Signature Pages Follow]

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

COMPANY:

LUCID DIAGNOSTICS INC.

By:
Name:	Dennis M. McGrath	(Date)
Title:	Chief Financial Officer

INVESTOR:

(Name)	(Number of Shares)

$
(Signature)	(Purchase Price Per Share)

$
(Name and Title of Signatory, if an Entity)	(Aggregate Purchase Price)

Address for Notice:	with a copy (which shall not constitute notice):

(Address)	(Address)

(Telephone)	(Telephone)

(Email)	(Email)

DWAC Instructions:

(Name of DTC Participant)	(Name of Account with DTC Participant)

(DTC Participant Number)	(Account Number with DTC Participant)

The sale of the Shares is being made pursuant to a registration statement under the Securities Act. A final prospectus supplement relating to the sale of the Shares will be filed with the Commission and will be available on the Commission’s website at www.sec.gov.